UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2016

CASEY'S GENERAL STORES, INC.
(Exact name of registrant as specified in its charter)

Iowa
(State or other jurisdiction of incorporation)

001-34700	42-0935283

(Commission File Number)	(IRS Employer Identification No.)

One Convenience Blvd., Ankeny, Iowa	50021

(Address of principal executive Offices)	(Zip Code)

515/965-6100
(Registrant's telephone number, including area code)

NONE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

•	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

•	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

•	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CF 240.14d-2(b))

•	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

On October 28, 2016, Casey’s General Stores, Inc. (the “Company”) issued its 3.72% Senior Notes, Series D, due October 28, 2031, in the aggregate principal amount of $50,000,000 (the “Series D Notes”), in accordance with and under the terms and conditions of the Note Purchase Agreement dated as of May 2, 2016 (the “Note Agreement”) between and among the Company and the Purchasers listed in Schedule A thereto. The Series D Notes bear interest at the rate of 3.72% per annum from the date thereof, payable semi-annually on April 28 and October 28 of each year. The Series D Notes will mature on October 28, 2031.

Further information concerning the terms of the Series D Notes and the Note Agreement, including those relating to mandatory prepayments of principal of the Series D Notes, is set forth in the Current Report on Form 8-K filed by the Company on May 3, 2016 (the “Prior Filing”) and is incorporated herein by this reference. The foregoing description of the Series D Notes is qualified in its entirety by reference to the Prior Filing and to the Note Agreement attached thereto.

Item 7.01.    Regulation FD Disclosure

On October 21, 2016, the Director of Finance of the Company inadvertently disclosed an estimate to an analyst related to the Company’s fiscal 2017 second quarter prepared food and fountain same-store sales. Promptly after learning of the inadvertent disclosure, the Company obtained an oral agreement with the recipient to maintain the information in confidence. After evaluation, the Company has elected to furnish the following details to all investors.

The estimate was in a chart prepared by the Company to compare, on a quarterly basis over eleven years (FY 2006 through the first quarter of FY 2017), the Company’s historical prepared food and fountain same-store sales results to the corresponding change in the “Food at Home” CPI index (available through the Bureau of Labor Statistics website).

The chart heading for “FY 2017” included a subheading “Q2”, under which the figure “4.9%” was displayed. This figure represented only the Company’s internal prepared food and fountain same-store sales estimate for the period from August 1, 2016 through October 16, 2016; therefore, it did not include sales for the remainder of the second fiscal quarter ending October 31, 2016. The estimate is subject to revision based upon sales during the remainder of the second quarter, the Company’s normal quarterly closing procedures and the completion of the unaudited financial statements for the second fiscal quarter.

Actual same-store sales results in the prepared food and fountain category during the Company’s second fiscal quarter ending October 31, 2016 may differ materially from the estimate that was inadvertently disclosed.

The Company expects to release its financial results for the second fiscal quarter ending October 31, 2016, on December 7, 2016.

The information contained in this Item is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.    Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.        Description

4.11
Note Purchase Agreement, dated as of May 2, 2016, between and among Casey's General Stores, Inc. and the Purchasers named therein (incorporated by reference from the Current Report on Form 8-K filed on May 3, 2016).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CASEY'S GENERAL STORES, INC.

Date: October 28, 2016	By:	/s/ William J. Walljasper

William J. Walljasper
Senior Vice President and
Chief Financial Officer